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                                 BILL OF SALE

                                                                 March 6, 1996

COMMONWEALTH OF VIRGINIA
CITY OF VIRGINIA BEACH

   OWL'S CREEK GOLF CENTER, INC., a Virginia corporation (the "Assignor"), for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Assignor by VIRGINIA BEACH FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Assignee"), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, SOLD, CONVEYED and DELIVERED, and does hereby ASSIGN, CONVEY AND DELIVER Assignee, its successors, heirs, executors, administrators, personal representatives and assigns, all of Assignor's right, title and interest, if any, in and to the following:

   All of the fixtures, equipment, machinery and personal property (the "Personal Property") placed or installed on or about the real property (the "Land") being more particularly described in Exhibit A, attached hereto and incorporated herein by reference except for those items listed on Exhibit B attached hereto and incorporated herein by reference which Personal Property is specifically scheduled on Exhibit C attached hereto and incorporated herein by reference; and

   This Bill of Sale is made and accepted subject to all of the liens, security interests and other matters (the "Permitted Exceptions") shown in any public records or listed in the Deed from Assignor to Assignee, of even date herewith, covering certain improvements on the Land, and to the terms and provisions of that certain Purchase Agreement ("Purchase Agreement") by and between the Assignor and the Assignee of even date herewith;

   ASSIGNEE TAKES THE PERSONAL PROPERTY "AS IS" AND "WITH ALL FAULTS." ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PERSONAL PROPERTY AND THIS BILL OF SALE AND ASSIGNMENT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PERSONAL PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PERSONAL PROPERTY AND (iii) THE





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MANNER, QUALITY, STATE OR REPAIR OR LACK OF REPAIR OF THE PERSONAL PROPERTY.
ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PERSONAL PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN OR IN THE PURCHASE AGREEMENT.

   EXECUTED this 6th day of March, 1996.

                                          ASSIGNOR:

                                          OWL'S CREEK GOLF CENTER, INC., a
                                          Virginia corporation

                                          By: Thomas C. Broyles
                                              -------------------------------
                                          Its: President
                                              -------------------------------

                                          AGREED TO AND ACCEPTED BY
                                          ASSIGNEE:

                                          VIRGINIA BEACH FAMILY GOLF
                                          CENTERS, INC., a Delaware
                                          corporation

                                          By: Krishnan P. Thampi
                                              -------------------------------
                                          Its:
                                              -------------------------------

                                2




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                                  EXHIBIT A

PARCEL I

All that certain lot, piece or parcel of land being known and designated as
40.899 acres, as shown on that certain plat entitled "Exhibit Plat for Owl's Creek Golf Center, Inc.," which said plat is dated December, 1986 and made by John E. Sirine and Associates, and being further identified as the Eastern portion of parcel 478, being that portion of Parcel 478 located east of the "100' VEPCO Easement, (M.B. 53, P.44)", as shown on that plat recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach in Map Book 162, page 15, et seq.

LESS AND EXCEPT that portion of the above described property conveyed to the City of Virginia Beach from Robert H. Braithwaite, Jr., et ux, et al, by Deed of Dedication dated October 1, 1987, duly recorded in the aforesaid Clerk's Office in Deed Book 2687, at page 2199.

PARCEL II

All that certain tract piece or parcel of land, situate, lying and being in the City of Virginia Beach, Virginia described as follows: BEGINNING at a point in the western right-of-way line of South Birdneck Road, which point is 2,810.76 feet in a northerly direction from the intersection of South Birdneck Road and Bells Road; thence S 60 degrees 11'14"W 413.14 feet to a point; thence S 59 degrees 48'00"W 489.60 feet to a point; thence S 59 degrees 14'43"W 276.28 feet to a point; thence N 28 degrees 16'27"W 100.32 feet to a point; thence N 11 degrees 10'25"W 132.60 feet to a point; thence N 20 degrees 17'20"W 132.50 feet to a point; thence N44 degrees 17'08"W 131.98 feet to a point; thence N 68 degrees 00'00"W 248.73 feet to a point; thence N 66 degrees 31'35"W 120.05 feet to a point; thence N 49 degrees 46'11"W 139.21 feet to a point; thence N 37 degrees 00'00" 166.39 feet to a point; thence N 61 degrees 43'37"W 115.71 feet to a point; thence N 67 degrees 57'49"W 154.80 feet to a point; thence S 81 degrees 43'37"W 115.71 feet to a point; thence N 67 degrees 57'49" W 184.80 feet to a point; thence S 81 degrees 54'10"W
140.87 feet to a point; thence S 60 degrees 45'06"W 81.77 feet to a point; thence N 17 degrees 59'19"W 84.50 feet to a point; thence N 83 degrees 11'32"E 50.98 feet to a point; thence N 17 degrees 59'19"W 200.21 feet to a point; thence N 83 degrees 39'27"E 2,279.62 feet to a point in the western right-of-way line of South Birdneck Road; thence S 11 degrees 27'19"E 157.11 feet to a point; thence along a curve to the right having a radius of 1,402.50 feet an arc distance of 636.73 feet to the point of Beginning.

                                3




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                                  EXHIBIT B

                          [Property not being sold]

   Golf carts described in that certain lease dated April 1, 1995, by and between Owl's Creek Golf Course [sic] and Eastern Golf Car, Inc.

                                4




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                                  EXHIBIT C

PRO SHOP-EQUIPMENT AND FIXTURES:
Miscellaneous Golf Clubs for Rent      Signs
Fixture Display                        Telephone equipment
Club pro                               Time clock
Window blinds                          Cash register
Carpet                                 Display fixtures
Vacuum                                 Security System

SNACK BAR-EQUIPMENT AND FIXTURES:
Refrigerators                          Sneeze guard
Walk in box freight                    Steamer
Walk in refrigerators                  Slicer
Ice Machine                            Cash register
Marketer merchandiser cooler             16 Tables
Two freezers (upright)                 4 Table
Utility sink and drainboard            40 Chairs
2 Door over                            Television
Roll warmer                            Griddle
Hot Plate                              Hot dog grill
Updrafted equipment stand              Updraft unit 66" with stand
Sandwich display case                  Utensils
Snack Bar Equipment                    Carpet

OFFICE:
Safe
2 Desks
2 Cabinets
Credenza
Copying machine





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

GOLF COURSE MAINTENANCE EQUIPMENT:
Backhoe-Cat 416#5PC0167                          Dump truck '79 Ford
Tools (misc.) chain saw (McCullock)              Toro Fringe Mower (0432761005)
Chain saw (Eager Beaver)                         National Mower riding mower (vertical)
John Deere 1250 w/loader tractor
 (CH 30780002010)
1 used Toro Sand Pro (08890-40103)
1 used Jacobsen Green Mower walk behind 22"
 #62208-741
Ryan Greensairs
Ryan Jr. sod cutter                              Greensmater Toro 1000 Walker
Toro GM 3000 Greens Mower (04350-9181)           Truck-Isuzu 1990 (pickup)
Jacobsen Greensking Mower IV                     Fringe Mower engine
John Deere #935 (JD72) #MDF935X475232            Toro 3250 Groundsmaster (Model 30988)
John Deere 756 Turf Mower                        2 Desk
John Deere 1500 spray tank vehicle               2 Chairs
John Deere AMT 600                               Leaf blower
2" T-10 meter gallons-flow meter                 Compressor
Lely Spreader #9410639                           Spreader Epoxy-Lesco
Gang Mower (Pull)                                2 Weed Eaters (Stihl 44)

DRIVING RANGE EQUIPMENT:
Washer-dryer                                     Automatic T-up machine
Wittex electric ball striper                     Wittex racks and displays
Wittex ball hawk                                 Wittex small equipment
Range baskets                                    Wittex ball washer brush model
Conversion kit picker                            Display case
Range station divider                            Range case screen
Repair equipment for clubs                       Golf ball picker
Twister ball washer                              Trash receptacles
Bag Caddie                                       Yamaha range car
Range mats                                       Range ball washer